Exhibit 107

Form S-3

(Form Type)

Disc Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Equity	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Equity	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amount(3)					—		(2)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							(2)
(1)

An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(3)	The securities registered hereunder may be sold separately or in a combination with other securities registered hereby.